Exhibit 16.1

                                    Greenberg
                                        &
                                     Company
                                500 Morris Avenue
                              Springfield, NJ 07081
                         (973)467-3838 fax (973)467-3184



Securities and Exchange
450 5th Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Daine Industries, Inc. dated March 14, 2003.



                                         By: /s/ Greenberg & Company
                                         -----------------------------
                                         Greenberg & Company CPA's LLC
                                         Springfield, NJ
                                         March 28, 2003